Exhibit 99.1
Blue Nile Announces First Quarter 2009 Financial Results
Reports First Quarter Net Sales of $62.4 Million
Gross Margin Improves 140 Basis Points to 21.2%
Earnings per Diluted Share Total $0.13
SEATTLE, May 7, 2009 — Blue Nile, Inc. (Nasdaq: NILE), the leading online retailer of diamonds and fine jewelry, today reported financial results for its first quarter ended April 5, 2009.
Blue Nile reported net sales of $62.4 million compared to $70.5 million in the first quarter of 2008, a decrease of 11.4%. Operating income for the quarter totaled $2.9 million compared to $3.0 million in the first quarter last year. Net income totaled $1.9 million, or $0.13 per diluted share.
Non-GAAP adjusted EBITDA for the first quarter grew 1.7% to $5.3 million. As a percent of net sales, non-GAAP adjusted EBITDA improved to 8.5% compared to 7.4% in the first quarter of 2008. Net cash provided by operating activities totaled $13.9 million for the trailing twelve month period ended April 5, 2009. Non-GAAP adjusted free cash flow was $11.8 million for the trailing twelve month period ended April 5, 2009.
“We delivered strong profitability in the first quarter and gained market share in a challenging economic environment. We expanded our gross margin, managed our costs diligently, and achieved higher non-GAAP EBITDA compared to the first quarter a year ago. Importantly, we are providing our consumers with high quality products at a compelling value and demonstrating our ability to enhance our competitive position in this climate,” said Diane Irvine, Chief Executive Officer.
Selected Financial Highlights
•	Gross profit for the quarter totaled $13.2 million. As a percent of sales, gross profit improved 140 basis points to 21.2% compared to 19.8% for the first quarter of 2008. The improvement in gross profit margin reflects our ability to capture the benefit of a declining diamond price environment as well as improved product costs.

•	Operating income for the quarter totaled $2.9 million, or 4.7% of net sales.

•	Selling, general and administrative expenses for the quarter were $10.3 million, compared to $10.9 million in the first quarter of 2008. Selling, general and administrative expenses include stock-based compensation expense of $1.8 million, compared to $1.7 million in the first quarter of the prior year.

•	Net income per diluted share for the quarter includes stock-based compensation expense of $0.08, compared to $0.07 for the first quarter of 2008.

•	International sales totaled $5.6 million in the quarter, a decrease of 3.4% from $5.8 million in the first quarter of 2008. This decrease was caused primarily by the impact of the stronger dollar and difficult macroeconomic conditions. Excluding the impact from changes in foreign exchange rates, international sales rose 19.0% year-over-year.

Financial Guidance
“Consistent with last quarter, we are not providing specific financial guidance due to the continued uncertainty surrounding the economic environment and consumer spending. However, on a directional basis, we want to provide some context for our view on the full year. Sales trends improved in the first quarter compared to the fourth quarter of 2008, and we anticipate further improvement as we progress through 2009 with an expectation that the fourth quarter will post a year-over-year sales increase. Additionally, we expect non-GAAP adjusted EBITDA for 2009 to exceed last year’s level. Finally, we anticipate that free cash flow for the full year will be significantly higher than the $11.8 million reported in the first quarter on a trailing twelve month basis,” said Marc Stolzman, Chief Financial Officer.
Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial and business performance, market opportunity and plans to grow our business. Words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to general economic conditions, our fluctuating operating results, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, our ability to attract customers in a cost effective manner, the strength of our brand, competition, fraud, system interruptions, our ability to fulfill orders and other risks detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended January 4, 2009. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended April 5, 2009, which we expect to file with the Securities and Exchange Commission on or before May 15, 2009. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Blue Nile undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Conference Call
The Company will host a conference call to discuss its first quarter financial results today at 2:00 p.m. PT/5:00 p.m. ET. A live webcast of the conference call may be accessed at http://investor.bluenile.com. Following the completion of the call, a recorded replay of the webcast will be available for 30 days at the same Internet address. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available at http://investor.bluenile.com as soon as practicable after the conclusion of the conference call.
Non-GAAP Financial Measures
To supplement Blue Nile’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Blue Nile uses non-GAAP adjusted EBITDA and non-GAAP free cash flow as measures of certain components of financial performance. Blue Nile defines non-GAAP adjusted EBITDA as earnings before interest and other income, taxes, depreciation and amortization, adjusted to exclude the effects of stock-based compensation expense. Blue Nile defines non-GAAP free cash flow as net cash provided by (used in) operating activities less cash outflows for purchases of fixed assets, including internal use software and website development. The Company reports sales information in accordance with GAAP. Internally, management monitors its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars (the “constant exchange rate basis”). Blue Nile’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Blue Nile may not be the same non-

GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Blue Nile uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Blue Nile’s management believes that non-GAAP adjusted EBITDA and non-GAAP free cash flow, as defined, as well as international sales on a constant exchange rate basis provide meaningful supplemental information to the company and to investors. Blue Nile believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Blue Nile and when planning and forecasting future periods. Further, management believes that the inclusion of the non-GAAP adjusted EBITDA and non-GAAP free cash flow calculations provide consistency in Blue Nile’s financial reporting and comparability with similar companies in Blue Nile’s industry. Management believes the constant exchange rate measurement provides a more representative assessment of the sales performance and provides better comparability between reporting periods.
A reconciliation of non-GAAP adjusted EBITDA is as follows (in thousands):

	Quarter Ended	Quarter Ended
	April 5, 2009	March 30, 2008

Net income	$1,940	$2,571
Income tax expense	1,044	1,381
Other income, net	(80)	(926)
Depreciation and amortization	590	412
Stock-based compensation	1,783	1,749

Adjusted EBITDA	$5,277	$5,187

A reconciliation of differences of non-GAAP free cash flow from the comparable GAAP measure of net cash provided by (used in) operating activities is as follows (in thousands):

	Twelve Months Ended	Twelve Months Ended
	April 5, 2009	March 30, 2008

Net cash provided by operating activities	$13,916	$29,376

Purchases of fixed assets, including internal-use software and website development	(2,131)	(5,219)

Non-GAAP free cash flow	$11,785	$24,157

The following table reconciles year-over-year international sales percentage increases (decreases) from the GAAP sales measures to the non-GAAP constant exchange rate basis:

			Year over Year
Quarter Ended		Effect of Foreign	Growth on Constant
April 5, 2009	Year over Year Growth	Exchange Movements	Exchange Rate Basis

International Sales	(3.4%)	(22.4%)	19.0%

About Blue Nile, Inc.
Blue Nile, Inc. is the leading online retailer of diamonds and fine jewelry. The Company delivers the ultimate customer experience, providing consumers with a superior way to buy engagement rings, wedding rings and fine jewelry. Blue Nile offers in-depth educational materials and unique online tools that place consumers in control of the jewelry shopping process. The Company has some of the highest quality standards in the industry and offers thousands of independently certified diamonds and fine jewelry at prices significantly below traditional retail. Blue Nile can be found online at www.bluenile.com, www.bluenile.ca and www.bluenile.co.uk. Blue Nile’s shares are traded on the Nasdaq Stock Market LLC under the symbol NILE.
Contact:
Blue Nile, Inc.
Eileen Askew, 206.336.6745 (Investors)
bluenileir@bluenile.com
John Baird, 206.336.6805 (Media)
johnb@bluenile.com

BLUE NILE, INC.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	April 5,	January 4,
	2009	2009

Assets
Current assets:
Cash and cash equivalents	$32,327	$54,451
Trade accounts receivable	1,197	984
Other accounts receivable	978	725
Inventories	16,202	18,834
Deferred income taxes	347	670
Prepaids and other current assets	784	1,069

Total current assets	51,835	76,733
Property and equipment, net	7,653	7,558
Intangible assets, net	363	271
Deferred income taxes	5,428	5,014
Other assets	68	89

Total assets	$65,347	$89,665

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$35,465	$62,291
Accrued liabilities	5,441	6,607
Current portion of long-term financing obligation	41	41
Current portion of deferred rent	216	205

Total current liabilities	41,163	69,144

Long-term financing obligation, less current portion	829	839
Deferred rent, less current portion	315	374

Stockholders’ equity:
Common stock	20	20
Additional paid-in capital	146,781	144,913
Accumulated other comprehensive (loss) income	(59)	17
Retained earnings	38,139	36,199
Treasury stock	(161,841)	(161,841)

Total stockholders’ equity	23,040	19,308

Total liabilities and stockholders’ equity	$65,347	$89,665

BLUE NILE, INC.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Quarter Ended
	April 5,	March 30,
	2009	2008

Net sales	$62,403	$70,460
Cost of sales	49,200	56,536

Gross profit	13,203	13,924

Selling, general and administrative expenses	10,299	10,898

Operating income	2,904	3,026

Other income, net:
Interest income, net	67	835
Other income, net	13	91

Total other income, net	80	926

Income before income taxes	2,984	3,952
Income tax expense	1,044	1,381

Net income	$1,940	$2,571

Basic net income per share	$0.13	$0.16

Diluted net income per share	$0.13	$0.16

Shares used for computation:
Basic	14,496	15,601
Diluted	14,821	16,275

BLUE NILE, INC.
Condensed Consolidated Statements of Cash Flow
(unaudited)
(in thousands)

	Quarter Ended
	April 5,	March 30,
	2009	2008
Operating activities:
Net income	$1,940	$2,571
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	590	412
Loss on disposal of property and equipment	—	17
Stock-based compensation	1,823	1,780
Deferred income taxes	(91)	(210)
Tax (deficiency) benefit from exercise of stock options	(4)	76
Excess tax benefit from exercise of stock options	—	(9)
Changes in assets and liabilities:
Receivables	(466)	1,660
Inventories	2,632	1,420
Prepaid expenses and other assets	306	225
Accounts payable	(26,834)	(41,700)
Accrued liabilities	(1,266)	(4,527)
Deferred rent and other	(47)	25

Net cash used in operating activities	(21,417)	(38,260)

Investing activities:
Purchases of property and equipment	(636)	(515)
Proceeds from the sale of property and equipment	—	5

Net cash used in investing activities	(636)	(510)

Financing activities:
Repurchase of common stock	—	(41,664)
Proceeds from stock option exercises	15	257
Excess tax benefit from exercise of stock options	—	9
Principal payments under long-term financing obligation	(10)	(9)

Net cash provided by (used in) financing activities	5	(41,407)

Effect of exchange rate changes on cash and cash equivalents	(76)	110

Net decrease in cash and cash equivalents	(22,124)	(80,067)

Cash and cash equivalents, beginning of period	54,451	122,793

Cash and cash equivalents, end of period	$32,327	$42,726